L.A.M. PHARMACEUTICAL, CORP.

                               Shares Common Stock

            THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS".

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus relates to shares (the "Shares") of this common stock (the "Common Stock") of L.A.M. Pharmaceutical, Corp. (the "L.A.M.") which may be issued pursuant to certain employee incentive plans adopted by L.A.M. The employee incentive plans provide for the grant, to selected employees of L.A.M. and other persons, of either stock bonuses or options to purchase shares of L.A.M. 's Common Stock. Persons who receive Shares pursuant to the Plans and who are offering such Shares to the public by means of this Prospectus are referred to as the "Selling Shareholders".

      L.A.M. has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. In some cases the plans described above are collectively referred to as the "Plans". The terms and conditions of any stock bonus and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the stock bonus or stock option agreements between L.A.M. and the Plan participants.

      The Selling Shareholders may offer the shares from time to time in negotiated transactions in the over-the-counter market, at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through securities broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution".

      L.A.M.'s common stock is quoted on the OTC Bulletin Board under the symbol "LAMP." On August 15, 2001 the closing bid price for one share of L.A.M.'s common stock was $------.


               The date of this Prospectus is _____________, 2001.

     None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by L.A.M. L.A.M. has agreed to bear all expenses (other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisers to the Selling Shareholders). L.A.M. has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

                              AVAILABLE INFORMATION

      L.A.M. is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning L.A.M. can be inspected and copied at Room 1024 of the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices in New York (26 Federal Plaza, New York, New York 10278), and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain information concerning L.A.M. is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. L.A.M. has filed with the Commission a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement of which this Prospectus forms a part and exhibits thereto which L.A.M. has filed with the Commission under the Securities Act and to which reference is hereby made.

                       DOCUMENTS INCORPORATED BY REFERENCE

      L.A.M. will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus).

      Requests should be directed to:

                           L.A.M. Pharmaceutical, Corp
                  800 Sheppard Avenue West, Commercial Unit 1,
                                Toronto, Ontario
                                 Canada M3H 6B4
                        (877) 526-7717 or (416) 633-7047
                              Attention: Secretary

     The following documents filed with the Commission by L.A.M. (Commission File No. 0-30641) are hereby incorporated by reference into this Prospectus:

(1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

(2) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001.

(3) Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001. All documents filed with the Commission by L.A.M. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                TABLE OF CONTENTS
                                                            PAGE

THE COMPANY...................................................

RISK FACTORS .................................................

COMPARATIVE SHARE DATA .......................................

USE OF PROCEEDS ..............................................

SELLING SHAREHOLDERS .........................................

PLAN OF DISTRIBUTION .........................................

DESCRIPTION OF COMMON STOCK ..................................

EXPERTS.......................................................

GENERAL ......................................................

                                   THE COMPANY

     L.A.M. Pharmaceutical, Corp. was incorporated in Delaware in July 1998. In September 1998 L.A.M. acquired all of the issued and outstanding shares of LAM Pharmaceuticals LLC for 6,000,000 shares of L.A.M.'s common stock. LAM
Pharmaceuticals LLC was organized in Florida in 1994 (initially as a partnership) to commercialize a new drug delivery system which offers patients, among other benefits, safer and more effective treatment for a number of serious diseases. Unless otherwise indicated, all references to L.A.M. include LAM Pharmaceuticals LLC.

     The objective of L.A.M. is to develop, license, produce and sell novel and proprietary pharmaceuticals. Notwithstanding the above, L.A.M. has not obtained U.S. Food and Drug Administration (FDA) approval for any of its products.

     L.A.M. is the owner of a proprietary drug delivery technology that involves the use of an original Ionic Polymer Matrix (IPM) for the purpose of delivering, enhancing and sustaining the action of certain established therapeutic agents.

      The IPM technology is not a drug in and of itself, but rather a new system for carrying, delivering and releasing drugs in a manner that can extend and/or improve their efficacy and safety.

      All of L.A.M.'s products are in various stages of development and testing and the commercial sale of any of these products may not occur until June 2002 at the earliest. As a result, L.A.M. expects to incur substantial losses for the foreseeable future.

      L.A.M.'s executive offices are located 800 Sheppard Avenue West, Commercial Unit 1, Toronto, Ontario, Canada M3H 6B4. L.A.M.'s telephone number is (877) 526-7717 or (416) 633-7047 and their fax number is (416) 633-2363.

                                  RISK FACTORS

      The securities being offered hereby are highly speculative and prospective investors should consider, among others, the following factors related to the business, operations and financial position of L.A.M.

     History of Losses: L.A.M. has never earned a profit. As of June 30, 2001 L.A.M.'s accumulated deficit was approximately $(12,398,000). L.A.M. expects to incur additional losses during the time that it is in pre-clinical and clinical trials and for an indefinite period thereafter. No assurance can be given that L.A.M.'s product development efforts will be completed, that regulatory approvals will be obtained, that L.A.M.'s drug delivery systems will be manufactured and marketed successfully, or that L.A.M. will ever earn a profit.

Offering Proceeds - Need for Additional Capital. This offering is being made on behalf of certain selling shareholders. L.A.M. will not receive any proceeds from the sale of the shares offered by the selling shareholders. Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly, especially in the United States, but also in foreign countries. The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration ("FDA"), involve significant costs. Accordingly, L.A.M. will need additional capital in order to fund the costs of future clinical trials, related research, and general and administrative expenses. L.A.M. may be forced to delay or postpone development and research expenditures if L.A.M. is unable to secure adequate sources of funds. These delays in development may have an adverse effect on L.A.M.'s ability to produce a timely and competitive products. There can be no assurance that L.A.M. will be able to obtain additional funding from other sources.

Limited Operations: The likelihood of the success of L.A.M. must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the start up of new businesses and the particular problems associated with pharmaceutical companies.

No Assurance of Regulatory Approvals: The pre-clinical and clinical testing, manufacturing, and marketing of the drug delivery systems is subject to extensive regulation by numerous governmental authorities in the United States and in other countries, including, but not limited to, the FDA. Among other requirements, FDA approval of the drug delivery systems, including a review of the manufacturing processes and facilities used to produce L.A.M.'s drug delivery products, will be required before such products may be marketed in the United States. There can be no assurance that L.A.M.'s manufacturing facilities will be accepted by the FDA. Similarly, marketing approval by a foreign governmental authority is typically required before such drug delivery systems may be marketed in a particular foreign country.

      L.A.M. has no drug delivery products approved by the FDA or any foreign authority and does not expect to achieve a profitable operation unless its drug delivery products now under development receive FDA or foreign regulatory approval and are thereafter commercialized successfully. In order to obtain FDA approval of a product L.A.M. must demonstrate to the satisfaction of the FDA that such product is safe and effective for its intended uses and that L.A.M. is capable of manufacturing the product with procedures that conform to the FDA's regulations, which must be followed at all times. Management of L.A.M. has limited experience in submitting and pursuing FDA regulatory applications. The process of obtaining FDA approvals can be costly, time consuming, and subject to unanticipated delay. There can be no assurance that such approvals will be granted to L.A.M. on a timely basis, or at all.

      In addition to delays in review and approval of pre-clinical and clinical testing, delays or rejection may also be encountered based upon changes in applicable law or regulatory policy during the period of product development and FDA regulatory review. Any failure to obtain, or any delay in obtaining FDA approvals would adversely affect the ability of L.A.M. to market its proposed systems. Moreover, even if FDA approval is granted, such approval may include significant limitations on indicated uses for which a product could be marketed.

      Both before and after approval is obtained, a product and its manufacturer are subject to comprehensive regulatory oversight. Violations of regulatory requirements at any stage, including the pre-clinical and clinical testing process, the approval process, or thereafter (including after approval), may result in adverse consequences, including the FDA's delay in approving or refusal to approve a product, withdrawal of an approved product from the market, and/or the imposition of criminal penalties against the manufacturer. In addition, later discovery of previously unknown problems relating to a marketed product may result in restrictions on such product or manufacturer including withdrawal of the product from the market. Also, new government requirements may be established that could delay or prevent regulatory approval of L.A.M.'s systems under development. The process required by European regulatory authorities before L.A.M.'s systems can be marketed in Western Europe are similar to those in the United States. First, appropriate pre-clinical laboratory and animal tests must be done, followed by submission of a clinical trial exemption or similar documentation before human clinical studies can be initiated. Upon completion of adequate and well controlled clinical studies in humans that establish that the drug is safe and efficacious, regulatory approval of a Market Authorization Application must be obtained from the relevant regulatory authorities. As with the FDA review process, there are numerous risks associated with the Market Authorization Application review. Additional data may be requested by the regulatory agency reviewing the Market Authorization Application to demonstrate the contribution of a product component to the clinical safety and efficacy of a product, or to confirm the comparable performance of materials produced by a changed manufacturing process or at a changed manufacturing site.

Uncertainties Associated with Clinical Studies: L.A.M. plans to undertake extensive and costly clinical testing to assess the safety and efficacy of its potential drug delivery systems. Failure to comply with FDA regulations applicable to such testing can result in delay, suspension or cancellation of such testing, and/or refusal by the FDA to accept the results of such testing. In addition, the FDA may suspend clinical studies at any time if it concludes that the subjects or patients participating in such trials are being exposed to unacceptable health risks. Further there can be no assurance that human clinical testing will show any of L.A.M.'s drug delivery systems to be safe and effective or that data derived therefrom will be suitable for submission to the FDA.

Cost Estimates: L.A.M.'s estimates of the costs associated with future clinical trials and research may be substantially lower than the actual costs of these activities. If L.A.M.'s cost estimates are incorrect, L.A.M. will need additional funding for its research efforts.

Technological Change: The biomedical field in which L.A.M. is involved is undergoing rapid and significant technological change. The successful development of therapeutic agents and products from L.A.M.'s compounds, compositions and processes, will depend on its ability to be in the technological forefront of this field. There can be no assurance that L.A.M. will achieve or maintain such a competitive position or that other technological developments will not cause L.A.M.'s proprietary technologies to become uneconomical or obsolete.

Patents: Certain aspects of L.A.M.'s technologies are covered by U.S. patents. In addition, L.A.M. has a number of patent applications pending. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford L.A.M. Disputes may arise between L.A.M. and others as to the scope, validity and ownership rights of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that L.A.M. will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to L.A.M. The scope and validity of such patents, if any are presently unknown. Also, as far as L.A.M. relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology.

Dependence on Management: L.A.M. is dependent upon the services and experience of its officers. The loss of the services of any officer could adversely affect the conduct of L.A.M.'s business.

Potential Issuance of Additional Shares: As of August 15, 2001, L.A.M. had 15,148,284 outstanding shares of common stock. As of August 15, 2001, there were outstanding options, warrants and convertible notes which would allow the holders of these securities to purchase approximately 11,168,438 additional shares of L.A.M.'s common stock. Additional shares of common stock are issuable under the equity line of credit and upon the exercise of warrants held by Hockbury Limited and GKN Securities. L.A.M. may also issue additional shares for various reasons and may grant additional stock options to its employees, officers, directors and third parties. See "Comparative Share Data".

      The issuance or even the potential issuance of shares under the equity line of credit, in connection with any other financing, and upon exercise of warrants, options or the conversion of promissory notes will have a dilutive impact on other stockholders and could have a negative effect on the market price of L.A.M.'s common stock. In addition, the shares issuable under the equity line of credit will be issued at a discount to the daily volume weighted average prices of L.A.M.'s common stock during the 22 trading days prior to issuance.

      As L.A.M. sell shares of its common stock under the equity line of credit, the price of L.A.M.'s common stock may decrease due to the additional shares in the market. If L.A.M. decides to draw down on the equity line of credit as the price of its common stock decreases, L.A.M. will be required to issue more shares of its common stock for any given dollar amount invested subject to the minimum selling price which may be specified by L.A.M. The more shares that are issued under the equity line of credit, the more L.A.M.'s then outstanding shares will be diluted and the more L.A.M.'s stock price may decrease. Any decline in the price of L.A.M.'s common stock may encourage short sales, which could place further downward pressure on the price of L.A.M.'s common stock.

Limited Market for Common Stock: There is, at present, only a limited market for L.A.M.'s common stock and there is no assurance that this market will continue. Trades of L.A.M.'s Common Stock are subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than

$5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for L.A.M.'s Common Stock. As a result of the foregoing, investors may find it difficult to sell their shares.

Dividends: The payment of dividends on the Common Stock rests with the discretion of the Board of Directors. Payment of dividends is contingent upon, among other things, future earnings, if any, and the financial condition of L.A.M., capital requirements, general business conditions, and other factors which cannot now be predicted. There can be no assurance that the future operations of L.A.M. will be profitable or that dividends will ever be paid by L.A.M.

Preferred Stock: L.A.M.'s Articles of Incorporation authorize L.A.M.'s Board of Directors to issue up to 5,000,000 shares of Preferred Stock. The provisions in L.A.M.'s Articles of Incorporation relating to the Preferred Stock allow L.A.M.'s directors to issue Preferred Stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to L.A.M.'s Common Stock. The issuance of Preferred Stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

                             COMPARATIVE SHARE DATA

      As of August 15, 2001, L.A.M. had 15,148,284 outstanding shares of common stock. The following table lists additional shares of L.A.M.'s common stock which may be issued as the result of the exercise of outstanding options, warrants or convertible notes:

                                                  Number of             Note
                                                     Shares         Reference

   Shares issuable upon exercise of options
   granted to L.A.M.'s officers, directors,
   and employees.                                 4,870,000               A

   Shares issuable upon exercise of options issued
   to private investors.                          1,925,000               B

   Shares issuable upon exercise of options granted
   to consultants.                                1,416,000               C

   Shares issuable upon conversion of promissory
   notes.                                         2,957,438               D

   Shares issuable in connection with Equity     Not known
   Line of Credit.                               at this time             E

   Shares issuable upon the exercise of
   warrants which were issued as part of
   the Equity Line of Credit.                       938,473               E

A. Options are exercisable at prices between $0.58 and $3.50 and expire between September 2002 and June 2011. Up to 4,500,000 shares which are issuable upon the exercise of these options are being offered for sale by means of this prospectus. See "Selling Shareholders".

B. Options are exercisable at a prices between $0.58 and $4.00 per share and expire between September 2001 and April 2007.

C. Options were granted to certain persons that provide financial and research consulting services to L.A.M. Options are exercisable at prices between $0.65 and $4.04 and expire between September 2001 and October 2004.

D. Between July 1999 and November 2000 L.A.M. sold convertible notes in the principal amount of $3,658,333 to various private investors. The notes bear interest at an annual non-compound rate of 9.5% and are due and payable between January and November 2001. Under the original terms of the notes, at the option of the note holder the principal amount of the note could be converted into shares of L.A.M.'s common stock. The number of shares to be issued upon the conversion of the notes was determined by dividing the amount to be converted by the Conversion Price, which varied between $0.50 and $4.00. As of August 15, 2001, notes in the principal amount of $2,267,083 had been converted into

3,442,763 shares of L.A.M.'s common stock, and notes in the principal amount of $21,500, plus related accrued interest, had been repaid. On August 9, 2001, the conversion terms for all notes then outstanding were revised such that the principal amount of the notes, plus any accrued interest, could be converted into shares of L.A.M.'s common stock. The number of shares to be issued upon the conversion of the notes, plus any accrued interest, will now be determined by dividing the amount to be converted by $0.52. Noteholders who convert on these revised terms will also be granted options to purchase additional shares of L.A.M.'s common stock equal to 10% of the number of shares resulting from the conversion. Each option entitles the holder to purchase one share of L.A.M.'s common stock at a price of $0.58 per share at any time during the twelve month period following the date of conversion. If all outstanding notes were converted, the note holders would receive 2,688,580 shares of L.A.M.'s common stock plus options to purchase 268,858 additional shares.

E. On January 24, 2001, L.A.M. entered into an equity line of credit agreement with Hockbury Limited in order to establish a possible source of funding for the development of L.A.M.'s technology. The equity line of credit agreement establishes what is sometimes also referred to as an equity drawdown facility.

     Under the equity line of credit agreement, Hockbury Limited has agreed to provide L.A.M. with up to $20,000,000 of funding prior to December 25, 2002. During this twenty-month period, L.A.M. may request a drawdown under the equity line of credit by selling shares of its common stock to Hockbury Limited, and Hockbury Limited will be obligated to purchase the shares. L.A.M. may request a drawdown once every 27 trading days, although L.A.M. is under no obligation to request any drawdowns under the equity line of credit.

      During the 22 trading days following a drawdown request, L.A.M. will calculate the amount of shares it will sell to Hockbury Limited and the purchase price per share. The purchase price per share of common stock will based on the daily volume weighted average price of L.A.M.'s common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 10%. L.A.M. will receive the purchase price less a placement fee payable to GKN Securities equal to 7% of the aggregate purchase price. Hockbury Limited may then resell all or a portion of these shares in the public market. GKN Securities is the placement agent which introduced Hockbury Limited to L.A.M. and is a registered broker-dealer.

      L.A.M. may request a drawdown by sending a drawdown notice to Hockbury Limited, stating the amount of the drawdown and the lowest daily volume weighted average price, if any, at which L.A.M. is willing to sell the shares. The minimum volume weighted average price will be set by L.A.M.'s President in his sole and absolute discretion. If L.A.M. sets a minimum price which is too high and L.A.M.'s stock price does not consistently meet that level during the 22 trading days after its drawdown request, the amount L.A.M. can draw and the number of shares L.A.M. will sell to Hockbury Limited will be reduced. On the other hand, if L.A.M. sets a minimum price which is too low and its stock price falls significantly but stays above the minimum price, L.A.M. will have to issue a greater number of shares to Hockbury Limited based on the reduced market price.

    The following provides certain information concerning the first two drawdowns requested by L.A.M.

      Date of    Date of      Shares    Average Sale   Net Proceeds
      Request     Sale         Sold   Price Per Share    to L.A.M.
   ----------    --------     -----   ---------------  ------------

   3-3-01        4-25-01      19,016       $4.16          $70,018
   5-7-01        6-07-01     420,005       $0.90         $378,764

The  proceeds  to  L.A.M.  are  net of  the  placement  agent  fee  paid  to GKN
Securities.

      As consideration for extending the equity line of credit, L.A.M. granted Hockbury Limited warrants to purchase 482,893 shares of common stock at a price of $4.56 per share at any time prior to January 24, 2004. As partial consideration for GKN Securities' services L.A.M. granted GKN Securities warrants to purchase 455,580 shares of common stock at a price of $4.83 per share at any time prior to January 24, 2006. Warrants to purchase 209,500 shares were subsequently assigned to four employees of GKN Securities.

Shares Registered for Public Sale

      A total of 4,500,000 shares issuable upon the exercise of options, and which are referred to in Note A are being registered for public sale by means of this prospectus. See "Selling Shareholders".

      A total of 3,061,000 shares issuable upon the exercise of options and warrants, and which are referred to in Notes B and C, have been registered for public sale by means of a registration statement on Form SB-2 filed with the Securities and Exchange Commission.

      The shares which may be sold under the equity line of credit, and which are referred to in Note E, have been registered for public sale by means of a registration statement on Form SB-2 filed with the Securities and Exchange Commission.

                                 USE OF PROCEEDS

      All of the shares offered by this Prospectus are being offered by certain owners of L.A.M.'s Common Stock (the Selling Shareholders) and were issued by L.A.M. in connection with L.A.M.'s employee stock bonus or stock option plans. None of the proceeds from the sale of the shares offered by this Prospectus will be received by L.A.M. Expenses expected to be incurred by L.A.M. in connection with this offering are estimated to be approximately $10,000. The Selling Shareholders have agreed to pay all commissions and other compensation to any securities broker/dealers through whom they sell any of the Shares.

                              SELLING SHAREHOLDERS

     L.A.M. has issued (or may in the future issue) shares of its common stock to various persons pursuant to certain employee incentive plans adopted by L.A.M. L.A.M. has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. In some cases these Plans are collectively referred to as the "Plans". A summary description of these Plans follows. The Plans provide for the grant, to selected employees of L.A.M. and other persons, of either stock bonuses or options to purchase shares of L.A.M.'s common stock.

      Incentive Stock Option Plan. L.A.M.'s Incentive Stock Option Plan authorizes the issuance of up to 1,000,000 shares of L.A.M.'s Common Stock to persons that exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

      Non-Qualified Stock Option Plan. L.A.M.'s Non-Qualified Stock Option Plan authorizes the issuance of up to 7,000,000 shares of L.A.M.'s Common Stock to persons that exercise options granted pursuant to the Plans. L.A.M.'s employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by L.A.M.'s Board of Directors but cannot be less than the market price of L.A.M.'s Common Stock on the date the option is granted.

      Stock Bonus Plan. L.A.M.'s Stock Bonus Plan allows for the issuance of up to 500,000 shares of Common Stock. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, L.A.M.'s employees, directors, officers, consultants and advisors are eligible to receive a grant of L.A.M.'s shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Summary

      The following sets forth certain information as of August 15, 2001 concerning the stock options and stock bonuses granted by L.A.M. pursuant to the Plans. Each option represents the right to purchase one share of L.A.M.'s common stock.

                                  Total      Shares                 Remaining
                                 Shares   Reserved for   Shares      Options/
                               Reserved   Outstanding   Issued As     Shares
Name of Plan                  Under Plans   Options    Stock Bonus  Under Plans
------------                  ----------- ------------ -----------  -----------

Incentive Stock Option Plan   1,000,000          --         N/A   1,000,000
Non-Qualified Stock Option
  Plan                        7,000,000   4,500,000         N/A   2,500,000
Stock Bonus Plan                500,000         N/A     100,000     400,000

      The following table summarizes the options and stock bonuses granted to L.A.M.'s officers, directors, employees and consultants pursuant to the Plans:Incentive Stock Options

      None

Non-Qualified Stock Options

                         Shares Subject   Exercise    Date of        Expiration
Option Holder              To Option        Price      Grant      Date of Option
-------------            ------------     ----------  -------     --------------

Joseph T. Slechta           300,000        $0.75      06/05/01       06/05/06
Joseph T. Slechta           300,000        $0.75      07/16/01       06/05/06
Joseph T. Slechta         3,000,000        $0.75      07/16/01      06/30/11 *
Alan Drizen                 300,000        $0.75                07/16/0106/05/06
Peter Rothbart, M.D.        300,000        $0.75                07/16/0106/05/06
Gary M. Nath                300,000        $0.75                07/16/0106/05/06

* The exercise of these options is subject to the following conditions:

(1) Options to purchase 750,000 shares will not be exercisable and will expire on 12/31/01 unless between 6/30/01 and 1/01/02 L.A.M.:

A.    receives a minimum of $500,000 in debt or equity financing; or
B. enters into a license, product development agreement or other agreement which will provide revenues to L.A.M., it being understood that no minimum revenues are required.

   (2) Option to purchase 1,000,000 shares will not be exercisable and will expire on 12/31/02 unless between 1/01/02 and 1/01/03 L.A.M.:

A.    receives a minimum of $2,000,000 in debt or equity financing; or
B. enters into a license, product development agreement or other agreement which will provide revenues to L.A.M. of at least $2,000,000 over the term of the license or agreement; or
C.    has gross revenues of $5,000,000.

   (3) Options to purchase 1,250,000 shares will not be exercisable and will expire on 12/31/03 unless between 1/01/03 and 1/01/04 L.A.M.:

A.    receives a minimum of $2,000,000 in debt or equity financing; or
B. enters into a license, product development agreement or other agreement which will provide revenues to L.A.M. of at least $2,000,000 over the term of the license or agreement; or
C.    has gross revenues of $7,500,000.

      In the event the performance criteria set forth in (1), (2), or (3) above are not met, then options will be exercisable on a pro rata basis based upon the performance achieved versus the performance criteria specified. A majority of L.A.M.'s disinterested directors will determine the number of options which are exercisable.

      Notwithstanding the foregoing all options which have not yet expired will be immediately exercisable and fully vested in the event Slechta is terminated without cause or upon a Change in Control. A Change in Control will be deemed to have occurred if:

     (i) any "person" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act), other than L.A.M., any majority-owned subsidiary of L.A.M. or any compensation plan of L.A.M., becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of L.A.M. (whether by merger, consolidation, reorganization or otherwise) representing 40% or more of the combined voting power of L.A.M.'s then outstanding securities;

      (ii) prior to January 4, 2004, the individuals who on the date of this resolution constitute the Board of Directors of L.A.M. cease for any reason to constitute at least a majority of such Board of Directors, unless the election of each director who was not a director on the date of this resolution has been approved in advance by directors representing at least two-thirds of the directors then in office who were also directors on the date of this resolution;

     (iii)any "person" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than L.A.M., any subsidiary of L.A.M. or any compensation, retirement, pension or other employee benefit plan or trust of L.A.M., becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange
          Act), directly or indirectly, of securities of any wholly-owned or majority -owned subsidiary/subsidiaries of L.A.M. or any successor to any wholly-owned or majority-owned subsidiary/subsidiaries of L.A.M., (whether by merger, consolidation, reorganization or otherwise) representing a majority of the combined voting power of the then outstanding securities of any wholly owned majority owned subsidiary/subsidiaries of L.A.M., as the case may be;

      (iv) L.A.M. shall merge or consolidate with or into another corporation or other entity, or enter into a binding agreement to merge or consolidate with or into another corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or entity) not less than 60% of the combined voting power of the voting securities of the Corporation or such surviving corporation or entity outstanding immediately after such merger or consolidation;

       (v) L.A.M. shall sell, lease, exchange, transfer, convey or otherwise dispose of all or substantially all of its assets, or enter into a binding agreement for the sale, lease, exchange, transfer, conveyance or other disposition of all or substantially all of its assets, in one transaction or in a series of related transactions;

     (vi) L.A.M. shall liquidate or dissolve, or any plan or proposal shall be adopted for the liquidation or dissolution of L.A.M.

     Notwithstanding the foregoing all options which are not yet exercisable will immediately expire on the date (i) Slechta voluntarily terminates his employment with L.A.M. or (ii) the date L.A.M. notifies Slechta that he has been Terminated for Cause. Terminated for Cause means:

   (i) The determination by a vote of a majority of the disinterested members of the Board of Directors, which determination shall be based upon competent medical evidence, that Slechta will be unable to perform his duties as an officer of this Company by reason of injury, illness, or other physical or mental disability after absences for a period or periods aggregating in excess of 45 working days in any 12-month period.

  (ii) The determination by a majority of the disinterested members of the Board of Directors that Slechta has been absent from his employment for whatever cause, excluding allowable vacations or sickness and disability, for a period of more than 60 working days in any 12-month period.

 (iii) The vote of a majority of the disinterested members of the Board of Directors determining that Slechta has become so intemperate in his use of alcohol or drugs as seriously to interfere with the performance of his duties as an officer of this Company.

      (iv) A vote of a majority of the disinterested members of the Board of Directors finding that (A) Slechta has violated any statute or regulation, materially and adversely affecting L.A.M. reputation, or earnings or welfare, (B) has been grossly negligent or engaged in willful misconduct in the performance of his duties as an officer of L.A.M., or (C) Slechta has refused to follow the proper directions of the Board of Directors.

      Any financing, license agreement, product development agreement or other agreement referred to in (1), (2) or (3) above must be approved by L.A.M.'s Board of Directors.

Stock Bonuses

      The following person has received shares of L.A.M.'s common stock as a stock bonus:

     Name                           Shares Issued as Stock Bonus

Joseph T. Slechta                           100,000

Other Options

      See "Comparative Share Data" for information concerning other outstanding options.

Selling Shareholders

      Officers, directors and affiliates of L.A.M. who acquired shares of common stock pursuant to the Plans, and who are offering these shares of common stock to the public by means of this Prospectus, are referred to as the "Selling Shareholders".

      The following table provides certain information concerning the share ownership of the Selling Shareholders and the shares offered by the Selling Shareholders by means of this Prospectus.
                                                     Number of
                                                     Shares to
                   Number of    Number of Shares   be Beneficially
                    Shares        Being Offered     owned on Com-    Percent
Name of Selling  Beneficially    Option    Bonus     pletion of the     of
Shareholder         Owned       Shares(1) Shares(2)    Offering       Class
---------------  ------------   --------- ---------  --------------  --------

Joseph T. Slechta   125,000     3,600,00  100,000       25,000           *
Alan Drizen       2,524,924      300,000       --    2,524,924       16.7%
Peter Rothbart,
 M.D.             2,679,924      300,000       --    2,679,924       17.7%
Gary M. Nath      1,848,226      300,000       --    1,848,226       12.2%

* Less than 1%

(1) Represents shares issuable upon exercise of stock options granted pursuant to the Plans.

(2)  Represents shares received as a stock bonus.


     To allow the Selling Shareholders to sell their shares when they deem appropriate, L.A.M. has filed a Form S-8 registration statement under the Securities Act of 1933, of which this Prospectus forms a part, with respect to the resale of the shares from time to time in the over-the-counter market or in privately negotiated transactions.

                              PLAN OF DISTRIBUTION

      The Selling Shareholders may sell the Shares offered by this Prospectus from time to time in negotiated transactions in the over-the-counter market at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker/ dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker/dealers may act as agent or to whom they may sell, as principal, or both (which compensation as to a particular broker/ dealer may be in excess of customary compensation).

      The Selling Shareholders and any broker/dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. L.A.M. has agreed to indemnify the Selling Shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

      L.A.M. has advised the Selling Shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act of 1933. L.A.M. has also advised each Selling Shareholder that in the event of a "distribution" of the shares owned by the Selling Shareholder, such Selling Shareholder, any "affiliated purchasers", and any broker/ dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". L.A.M. has also advised the Selling Shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.

      Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. If Rule 102 applies to the offer and sale of any of the Shares, then participating broker/dealers will be obligated to cease market-making activities nine business days prior to their participation in the offer and sale of such Shares and may not recommence market-making activities until their participation in the distribution has been completed. If Rule 102 applies to one or more of the principal market makers in L.A.M.'s Common Stock, the market price of such stock could be adversely affected. See "RISK FACTORS".

                            DESCRIPTION OF SECURITIES

Common Stock

      L.A.M. is authorized to issue 50,000,000 shares of common stock. Holders of common stock are entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed, which allows the holders of a majority of the outstanding common stock to elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available for the payment of dividends and, in the event of liquidation, to share pro rata in any distribution of L.A.M.'s assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

      Holders of common stock do not have preemptive rights to subscribe to additional shares issued by L.A.M.

      The shares of common stock offered by this prospectus are fully paid and non-assessable.

Preferred Stock

      L.A.M. is authorized to issue up to 5,000,000 shares of preferred stock. L.A.M.'s Articles of Incorporation provide that the Board of Directors has the authority to issue the preferred stock from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, qualifications, limitations, or restrictions thereof as they determine, within the limitations provided by Delaware statute.

      The provisions in L.A.M.'s Certificate of Incorporation relating to the preferred stock allow L.A.M.'s directors to issue Preferred Stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to L.A.M.'s common stock. The issuance of preferred stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

Transfer Agent

            Corporate Stock Transfer, Inc.
            3200 Cherry Creek Drive South, Suite 430
            Denver CO, 80209
            Telephone Number (303)-282-4800
            Facsimile Number (303)-777-3094

                                LEGAL PROCEEDINGS

      L.A.M. is not involved in any pending or threatened legal proceeding.

                                     EXPERTS

      The financial statements as of December 31, 2000 and for each of the two years in the period ended December 31, 2000 incorporated by reference in this prospectus from L.A.M.'s annual report on Form 10-KSB have been audited by Rotenberg & Company, LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     GENERAL

      The Delaware General Corporation Law provides that L.A.M. may indemnify its directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them as a result of their being or having been Company directors or officers unless, in any such action, they have acted with gross negligence or willful misconduct. Officers and Directors are not entitled to be indemnified for claims or losses resulting from a breach of their duty of loyalty to L.A.M., for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or a transaction from which the director derived an improper personal benefit. Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to L.A.M.'s directors and officers, L.A.M. has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of l933, and is, therefore, unenforceable.

      No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with this offering and, if given or made, such information or representations must not be relied upon as having been authorized by L.A.M. or the selling shareholders. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the affairs of L.A.M. since the date hereof or that any information contained herein is correct as to any time subsequent to its date.

      All dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                   PLAN PROSPECTUS L.A.M. Pharmaceutical, Corp
                  800 Sheppard Avenue West, Commercial Unit 1,
                               North York, Ontario
                                 Canada M3H 6B4
                        (877) 526-7717 or (416) 633-7047

                                  Common Stock

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus relates to shares of the Common Stock of L.A.M. Pharmaceutical, Corp. ("L.A.M.") issuable pursuant to certain employee incentive plans adopted by L.A.M. The employee incentive plans provide for the grant, to selected employees of L.A.M. and other persons, of either stock bonuses or options to purchase shares of L.A.M.'s Common Stock. The employee incentive plans benefit L.A.M. by giving selected employees and other persons having a business relationship with L.A.M. a greater personal interest in the success of L.A.M.

     1,000,000 shares of Common Stock reserved under L.A.M.'s Incentive Stock Option Plan are offered to those employees of L.A.M. who hold options (or may in the future hold options) to purchase such shares granted by L.A.M. pursuant to its Incentive Stock Option Plan.

      7,000,000 shares of Common Stock reserved under L.A.M.'s Non-Qualified Stock Option Plan are offered to those persons who hold options (or may in the future hold options) to purchase such shares granted by L.A.M. pursuant to its Non-Qualified Stock Option Plan.

      500,000 shares of Common Stock reserved under the Stock Bonus Plan are offered to those persons granted shares of Common Stock pursuant to L.A.M.'s Stock Bonus Plans.



      This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.

                 The date of this Prospectus is August __, 2001.

    L.A.M.'s Incentive Stock Option Plan, Non-Qualified Stock Option Plan and Stock Bonus Plan are sometimes collectively referred to in this Prospectus as "the Plans". The terms and conditions of any stock bonus and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the stock bonus or stock option agreements between L.A.M. and the Plan participants.

     Offers or resales of shares of Common Stock acquired under the Plan by "affiliates" of L.A.M. are subject to certain restrictions under the Securities Act of l933. See "RESALE OF SHARES BY AFFILIATES".

      No person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus, in connection with the shares offered by this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offering in any state or jurisdiction to any person to whom it is unlawful to make such offer in such state or jurisdiction.

      L.A.M.'s Common Stock is traded on the OTC Bulletin Board under the symbol "LAMP".

With respect to L.A.M.'s Plans, the shares to which this prospectus relates will be sold from time to time by L.A.M. when and if options granted pursuant to the Plans are exercised. In the case of shares issued by L.A.M. pursuant to the Stock Bonus Plan, the shares will be deemed to be sold when the shares have been granted by L.A.M.

                             TABLE OF CONTENTS

                                                                     Page

AVAILABLE INFORMATION............................................... ..4

DOCUMENTS INCORPORATED BY REFERENCE............................... ....4

GENERAL INFORMATION.............................................. .....4

INCENTIVE STOCK OPTION PLAN...................................... .....7

NON-QUALIFIED STOCK OPTION PLANS....................... ...............8

STOCK BONUS PLANS................................... .................10

OTHER INFORMATION REGARDING THE PLANS............... .................10

ADMINISTRATION OF THE PLANS...........................................11

RESALE OF SHARES BY AFFILIATES........................................12

AMENDMENT, SUSPENSION OR TERMINATION OF THE PLANS.....................12

DESCRIPTION OF COMMON STOCK...........................................12

EXPERTS...............................................................12

EXHIBITS:

    Each Plan referred to in this Prospectus.

                              AVAILABLE INFORMATION

      L.A.M. is subject to the informational requirements of the Securities Exchange Act of l934 and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission. Such reports, proxy statements, and other information concerning L.A.M. can be inspected at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices in New York (26 Federal Plaza, New York, New York l0007) and, Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Certain information concerning L.A.M. is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov.

     All documents incorporated by reference, as well as other information concerning the Plans, other than exhibits to such reports and documents, are available, free of charge to holders of shares or options granted pursuant to the Plans, upon written or oral request directed to: L.A.M. Pharmaceutical, Corp., 800 Sheppard Avenue West, Commercial Unit 1, Toronto, Ontario, Canada M3H 6B4, telephone: (877) 526-7717 or (416) 633-7047.

      This Prospectus does not contain all information set forth in the Registration Statement, of which this Prospectus is a part, which L.A.M. has filed with the Commission under the Securities Act of l933 and to which reference is hereby made. Each statement contained in this Prospectus is qualified in its entirety by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed by L.A.M. with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

    (1) Annual Report on Form 10-KSB for the fiscal year ended December 31,
2000.

    (2) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001.

    (3) Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001.

      All reports and documents subsequently filed by L.A.M. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

     L.A.M. does not intend to update this Prospectus in the future unless and until there is a material change in the information contained herein.

                               GENERAL INFORMATION

      L.A.M. has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. In some cases the plans described above are collectively referred to as the "Plans". The terms and conditions of any stock bonus and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the stock bonus or stock option agreements between L.A.M. and the Plan participants.

      A summary of L.A.M.'s Plans follows.

      Incentive Stock Option Plan. L.A.M.'s Incentive Stock Option Plan authorizes the issuance of up to 1,000,000 shares of L.A.M.'s Common Stock to persons that exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

      Non-Qualified Stock Option Plan. L.A.M.'s Non-Qualified Stock Option Plan authorizes the issuance of up to 7,000,000 shares of L.A.M.'s Common Stock to persons that exercise options granted pursuant to the Plan. L.A.M.'s employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Board of Directors.

      Stock Bonus Plan. L.A.M. has a Stock Bonus Plan which allows for the issuance of up to 500,000 shares of Common Stock. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, L.A.M.'s employees, directors, officers, consultants and advisors are eligible to receive a grant of L.A.M.'s shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Summary.
      -------

      The following sets forth certain information as of August 15, 2001 concerning the stock options and stock bonuses granted by L.A.M. pursuant to the Plans. Each option represents the right to purchase one share of L.A.M.'s common stock.

                                 Total       Shares                 Remaining
                                 Shares   Reserved for   Shares      Options/
                               Reserved   Outstanding   Issued As     Shares
Name of Plan                  Under Plans   Options    Stock Bonus  Under Plans
------------                  ----------- ------------ -----------  -----------

Incentive Stock Option Plan   1,000,000          --         N/A   1,000,000
Non-Qualified Stock Option
  Plan                        7,000,000   4,500,000         N/A   2,500,000
Stock Bonus Plan                500,000         N/A     100,000     400,000

     The following table summarizes the options and stock bonuses granted to L.A.M.'s officers, directors, employees and consultants pursuant to the Plans:

Incentive Stock Options
------------------------

      None

Non-Qualified Stock Options

                         Shares Subject  Exercise   Date of      Expiration
Option Holder              To Option       Price     Grant      Date of Option
-------------            ------------    --------   --------    --------------

Joseph T. Slechta           300,000        $0.75    06/05/01       06/05/06
Joseph T. Slechta           300,000        $0.75    07/16/01       06/05/06
Joseph T. Slechta         3,000,000        $0.75    07/16/01       06/30/11 *
Alan Drizen                 300,000        $0.75                07/16/0106/05/06
Peter Rothbart, M.D.        300,000        $0.75                07/16/0106/05/06
Gary M. Nath                300,000        $0.75                07/16/0106/05/06

* The exercise of these options is subject to the following conditions:

   (1) Options to purchase 750,000 shares will not be exercisable and will expire on 12/31/01 unless between 6/30/01 and 1/01/02 L.A.M.:

A.    receives a minimum of $500,000 in debt or equity financing; or
B. enters into a license, product development agreement or other agreement which will provide revenues to L.A.M., it being understood that no minimum revenues are required.

   (2) Option to purchase 1,000,000 shares will not be exercisable and will expire on 12/31/02 unless between 1/01/02 and 1/01/03 L.A.M.:

A.    receives a minimum of $2,000,000 in debt or equity financing; or
B. enters into a license, product development agreement or other agreement which will provide revenues to L.A.M. of at least $2,000,000 over the term of the license or agreement; or
C.    has gross revenues of $5,000,000.

   (3) Options to purchase 1,250,000 shares will not be exercisable and will expire on 12/31/03 unless between 1/01/03 and 1/01/04 L.A.M.:

A.    receives a minimum of $2,000,000 in debt or equity financing; or

B. enters into a license, product development agreement or other agreement which will provide revenues to L.A.M. of at least $2,000,000 over the term of the license or agreement; or
C.    has gross revenues of $7,500,000.

      In the event the performance criteria set forth in (1), (2), or (3) above are not met, then options will be exercisable on a pro rata basis based upon the performance achieved versus the performance criteria specified. A majority of L.A.M.'s disinterested directors will determine the number of options which are exercisable.

      Notwithstanding the foregoing all options which have not yet expired will be immediately exercisable and fully vested in the event Slechta is terminated without cause or upon a Change in Control. A Change in Control will be deemed to have occurred if:

     (i) any "person" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act), other than L.A.M., any majority-owned subsidiary of L.A.M. or any compensation plan of L.A.M., becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of L.A.M. (whether by merger, consolidation, reorganization or otherwise) representing 40% or more of the combined voting power of L.A.M.'s then outstanding securities;

      (ii) prior to January 4, 2004, the individuals who on the date of this resolution constitute the Board of Directors of L.A.M. cease for any reason to constitute at least a majority of such Board of Directors, unless the election of each director who was not a director on the date of this resolution has been approved in advance by directors representing at least two-thirds of the directors then in office who were also directors on the date of this resolution;

     (iii)any "person" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than L.A.M., any subsidiary of L.A.M. or any compensation, retirement, pension or other employee benefit plan or trust of L.A.M., becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange
          Act), directly or indirectly, of securities of any wholly-owned or majority -owned subsidiary/subsidiaries of L.A.M. or any successor to any wholly-owned or majority-owned subsidiary/subsidiaries of L.A.M., (whether by merger, consolidation, reorganization or otherwise) representing a majority of the combined voting power of the then outstanding securities of any wholly owned majority owned subsidiary/subsidiaries of L.A.M., as the case may be;

      (iv) L.A.M. shall merge or consolidate with or into another corporation or other entity, or enter into a binding agreement to merge or consolidate with or into another corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or entity) not less than 60% of the combined voting power of the voting securities of the Corporation or such surviving corporation or entity outstanding immediately after such merger or consolidation;

       (v) L.A.M. shall sell, lease, exchange, transfer, convey or otherwise dispose of all or substantially all of its assets, or enter into a binding agreement for the sale, lease, exchange, transfer, conveyance or other disposition of all or substantially all of its assets, in one transaction or in a series of related transactions;

     (vi) L.A.M. shall liquidate or dissolve, or any plan or proposal shall be adopted for the liquidation or dissolution of L.A.M.

     Notwithstanding the foregoing all options which are not yet exercisable will immediately expire on the date (i) Slechta voluntarily terminates his employment with L.A.M. or (ii) the date L.A.M. notifies Slechta that he has been Terminated for Cause. Terminated for Cause means:

   (i) The determination by a vote of a majority of the disinterested members of the Board of Directors, which determination shall be based upon competent medical evidence, that Slechta will be unable to perform his duties as an officer of this Company by reason of injury, illness, or other physical or mental disability after absences for a period or periods aggregating in excess of 45 working days in any 12-month period.

  (ii) The determination by a majority of the disinterested members of the Board of Directors that Slechta has been absent from his employment for whatever cause, excluding allowable vacations or sickness and disability, for a period of more than 60 working days in any 12-month period.

 (iii) The vote of a majority of the disinterested members of the Board of Directors determining that Slechta has become so intemperate in his use of alcohol or drugs as seriously to interfere with the performance of his duties as an officer of this Company.

      (iv) A vote of a majority of the disinterested members of the Board of Directors finding that (A) Slechta has violated any statute or regulation, materially and adversely affecting L.A.M. reputation, or earnings or welfare, (B) has been grossly negligent or engaged in willful misconduct in the performance of his duties as an officer of L.A.M., or (C) Slechta has refused to follow the proper directions of the Board of Directors.

      Any financing, license agreement, product development agreement or other agreement referred to in (1), (2) or (3) above must be approved by L.A.M.'s Board of Directors.

Stock Bonuses

      The following officers have received shares of L.A.M.'s common stock as stock bonuses:

     Name                           Shares Issued

Joseph T. Slechta                     100,000

Other Options

    Between September 1998 and August 2001, L.A.M. granted options to employees, consultants and third parties which collectively allow for the purchase of 4,649,473 shares of L.A.M.'s common stock. The options are exercisable at prices ranging between $0.58 and $4.04 per share and expire at various dates between September 2001 and April 2007. These options were not granted pursuant to any of L.A.M.'s stock option plans.

                           INCENTIVE STOCK OPTION PLAN

Securities to be Offered and Persons Who May Participate in the Plan
--------------------------------------------------------------------

      All employees of L.A.M. are eligible to be granted options pursuant to the Incentive Stock Option Plan as may be determined by L.A.M.'s Board of Directors that administers the Plan.

      Options granted pursuant to the Plan will terminate at such time as may be specified when the option is granted. In the event of an option holder's death while in the employ of L.A.M., his executors or administrators may, within three months following the date of his death, exercise the option as to any of the shares not theretofore exercised during his lifetime.

      The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $l00,000.

      In the discretion of the Board of Directors options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any option) is first exercisable. However, no option, or any portion thereof may be exercisable until one year following the date of grant. In no event shall an option granted to an employee then owning more than l0% of the Common Stock of L.A.M. be exercisable by its terms after the expiration of five years from the date of grant, nor shall any other option granted pursuant to the Plan be exercisable by its terms after the expiration of ten years from the date of grant.

Purchase of Securities Pursuant to the Plan

      The purchase price per share of common stock purchasable under an option is determined by L.A.M.'s Board of Directors but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of L.A.M.'s outstanding shares). An option may be exercised, in whole or in part, at any time, or in part, from time to time, during the option period, by giving written notice of exercise to the Board of Directors at L.A.M.'s offices specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price either by a payment of cash, bank draft or money order payable to L.A.M. At the discretion of the Board of Directors payment of the purchase price for shares of Common Stock underlying options may be paid through the delivery of shares of L.A.M.'s Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Board of Directors. No shares shall be issued until full payment has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock for which certificates have been issued. Under no circumstances may an option be exercised after the expiration of the option.

Tax Aspects of Incentive  Stock Options  Granted Under the Plan (U.S.  Taxpayers
Only)
--------------------------------------------------------------------------------

      Options granted under the Plan will be incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code") and will be subject to the provisions of the Code. Generally, if Common Stock of L.A.M. is issued to an employee pursuant to an option granted as described below, and if no disqualifying disposition of such shares is made by such employee within one year after the transfer of such shares to him or within two years after the date of grant: (a) no income will be realized by the employee at the time of the grant of the option; (b) no income will be realized by the employee at the date of exercise; (c) when the employee sells such shares, any amount realized in excess of the option price will be taxed as a long-term capital gain and any loss sustained will be a long-term capital loss; and (d) no deduction will be allowed to L.A.M. for federal income tax purposes. Generally, if any disqualifying disposition of such shares is made by an employee within one year after the transfer of such shares to him, or within two years after the date of grant, the difference between the amount paid for the shares upon exercise of the option and the fair market value of the shares on the date the option was exercised will be taxed as ordinary income in the year the disqualifying disposition occurs and L.A.M. will be allowed a deduction for such amount. However, if such disqualifying disposition is a sale or exchange for which a loss would have been recognized (if sustained), the amount taxed to the employee as ordinary income (and deductible by L.A.M.) will be limited to the excess of the amount realized upon such sale or exchange over the amount paid for the shares where such excess is less than the amount referred to in the preceding sentence. This limitation does not apply to a disposition of the type as to which losses (if sustained) are not recognized as deductible losses for income tax purposes, e.g., a gift, a sale to certain related persons or a so-called "wash" sale (a sale within 30 days before or after the acquisition of L.A.M.'s shares or the receipt of an option or the entering into a contract to buy L.A.M.'s shares). If the shares are sold in a disqualifying disposition during such one-year period and the amount realized is in excess of the fair market value of the shares at the time of exercise, such excess will be taxed as a long-term or short-term capital gain depending upon the holding period.

      An employee who exercises an incentive stock option may be subject to the alternative minimum tax since the difference between the option price and the fair market value of the stock on the date of exercise is an item of tax preference. However, no item of preference will result if a disqualifying disposition is made of the optioned stock.

                         NON-QUALIFIED STOCK OPTION PLAN

Securities to be Offered and Persons Who May Participate in the Plan
--------------------------------------------------------------------

      L.A.M.'s employees, directors and officers, and consultants or advisors to L.A.M. are eligible to be granted options pursuant to the Non-Qualified Stock Option Plan as may be determined by L.A.M.'s Board of Directors that administers the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Options granted pursuant to the Plan not previously exercised will terminate at such other time as may be specified when the option is granted.

      In the discretion of the Board of Directors options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any option) is first exercisable. In no event shall an option be exercisable by its terms after the expiration of ten years from the date of grant.

Purchase of Securities Pursuant to the Plan

      The purchase price per share of common stock purchasable under an option is determined by L.A.M.'s Board of Directors. An option may be exercised, in whole or in part, at any time, or in part, from time to time, during the option period, by giving written notice of exercise to the Board of Directors at L.A.M.'s offices specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price either by a payment of cash, bank draft or money order payable to L.A.M. At the discretion of the Board of Directors payment of the purchase price for shares of Common Stock underlying options may be paid through the delivery of shares of L.A.M.'s Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be used at the discretion of the Board of Directors. No shares shall be issued until full payment has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock for which certificates have been issued. Under no circumstances may an option be exercised after the expiration of the option.

Tax Aspects of Options Granted Under the Plan (U.S. Taxpayers Only)
-------------------------------------------------------------------

      The difference between the option price and the market value of the shares on the date the option is exercised is taxable as ordinary income to an Optionee at the time of exercise and to the extent such difference does not constitute unreasonable compensation is deductible by L.A.M. at that time. Gain or loss on any subsequent sale of shares received through the exercise of an option will be treated as capital gain or loss.

      Since the amount of income realized by an Optionee on the exercise of an option under the Plans represents compensation for services provided to L.A.M., L.A.M. may be required to withhold income taxes from the Optionee's income even though the compensation is not paid in cash. To withhold the appropriate tax on the transfer of the shares, L.A.M. will (i) reduce the number of shares issued or distributed to reflect the necessary withholding, (ii) withhold the appropriate tax from other compensation due to the Optionee, or (iii) condition the transfer of any shares to the Optionee on the payment to L.A.M. of an amount equal to the taxes required to be withheld.

                                STOCK BONUS PLAN

Securities to be Offered and Persons Who May Participate in the Plan
--------------------------------------------------------------------

      Under the Stock Bonus Plan, L.A.M.'s employees, directors and officers, and consultants or advisors to L.A.M. will be eligible to receive a grant of L.A.M.'s shares, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The aggregate number of shares which may be granted may not exceed the amount available in the Bonus Share Reserve. The grant of L.A.M.'s shares rests entirely with L.A.M.'s Board of Directors administering the Plan. It is also left to the Board of Directors to decide the type of vesting and transfer restrictions which will be placed on the shares.

Tax Aspects of Shares Granted Pursuant to the Plan (U.S. Taxpayers Only)
------------------------------------------------------------------------

      Any shares of stock transferred to any person pursuant to the Stock Bonus Plan will be subject to the provisions of Section 83 of the Internal Revenue Code. Consequently, if (and so long as) the shares received remain substantially nonvested, the recipient of the shares will not have to include the value of these shares in gross income. The shares will remain substantially nonvested so long as they are subject to a substantial risk of forfeiture and are nontransferable. A substantial risk of forfeiture exists if a person's rights in the shares are conditioned upon the future performance of substantial services. Nontransferability will exist if a person is restricted from selling, assigning or pledging these shares, and, if transfer is permitted, a transferee is required to take the shares subject to the substantial risk of forfeiture. However, in the year such shares become either transferable or not subject to a substantial risk of forfeiture, the recipient of the shares will be required to include in gross income for that taxable year the excess of the share's fair market value at the time they became vested over the amount (if any) paid for such shares. This amount will be taxable as ordinary compensation income.

      There is available an election through which a person can choose to recognize as ordinary income in the year of transfer the excess of the share's fair market value at the time of transfer over the amount (if any) the person paid for such shares. By making this election any future appreciation (depreciation) in value will be treated as appreciation (depreciation) attributable to a capital asset rather than as compensation income. An election to be valid must be made within thirty (30) days of the date on which the shares are issued by L.A.M.

     L.A.M. does not recognize income when granting or transferring shares to the recipient of the shares pursuant to the Plans. Furthermore, Section 83 permits L.A.M. to take an ordinary business deduction equal to the amount includable by the recipient of the shares in the year the recipient recognizes the value of the shares as income.

                      OTHER INFORMATION REGARDING THE PLANS

      All shares to be issued pursuant to the Plans will, prior to the time of issuance, constitute authorized but unissued shares or treasury shares.

    The terms and conditions upon which a person will be permitted to assign or hypothecate options or shares received pursuant to any of the Plans will be determined by L.A.M.'s Board of Directors that administers the Plans. In general, however, options are non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board of Directors when the shares were issued.

      Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the stock option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of L.A.M. or the period of time a non-employee must provide services to L.A.M. At the time an employee ceases working for L.A.M. (or at the time a non-employee ceases to perform services for L.A.M.), any shares or options not fully vested will be forfeited and cancelled.

      Employment by L.A.M. does not include a right to receive bonus shares or options pursuant to the Plans. Only the Board of Directors has the authority to determine which persons shall be issued bonus shares or granted options and, subject to the limitations described elsewhere in this Prospectus and in the Plans, the number of shares of Common Stock issuable as bonus shares or upon the exercise of any options.

      The Plans are not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

      The description of the federal income tax consequences as set forth in this Prospectus is intended merely as an aid for such persons eligible to participate in the Plans, and L.A.M. assumes no responsibility in connection with the income tax liability of any person receiving shares or options pursuant to the Plans. Persons receiving shares or options pursuant to the Plans are urged to obtain competent professional advice regarding the applicability of federal, state and local tax laws.

      As of the date of this Prospectus, and except with respect to shares or options which have not yet vested, no terms of any Plan or any contract in connection therewith creates in any person a lien on any of the securities issuable by L.A.M. pursuant to the Plans.

                           ADMINISTRATION OF THE PLANS

      The Plans are administered by a Company's Board of Directors. L.A.M.'s Directors serve for a one-year tenure and until their successors are elected. L.A.M.'s Directors are elected each year at the annual shareholder's meeting. A Director may be removed at any time by the vote of a majority of L.A.M.'s shareholders represented in person or by proxy at any special meeting called for the purpose of removing one or more directors. Any vacancies which may occur on the Board of Directors will be filled by the majority vote of the remaining directors. The Board of Directors is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select eligible employees of L.A.M. to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

                         RESALE OF SHARES BY AFFILIATES

      Shares of Common Stock acquired pursuant to the Plans may be resold freely, except that any person deemed to be an "affiliate" of L.A.M., within the meaning of the Securities Act of l933 (the "Act") and the rules and regulations promulgated thereunder, may not sell shares acquired by virtue of the Plans unless such shares are sold by means of a special Prospectus, are otherwise registered by L.A.M. under the Securities Act for resale by such person or an exemption from registration under the Act is available. Rule l44, promulgated under the Act, which contains limitations on the manner of sale and the amount of shares that may be sold, provides an exemption from registration under the Act. An employee who is not an officer or director of L.A.M. generally would not be deemed an "affiliate" of L.A.M.

      In addition, the acquisition of shares or options by officers and directors will generally be considered a "purchase" and the sale thereof will generally be considered a "sale" for purposes of Section l6(b) of the Securities Exchange Act of l934.

                  AMENDMENT, SUSPENSION OR TERMINATION OF PLANS

      The Board of Directors of L.A.M. may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension shall not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

                           DESCRIPTION OF COMMON STOCK

      The Common Stock issued as a stock bonus and the Common Stock issuable upon the exercise of any options granted pursuant to the Plans entitles holders to receive such dividends, if any, as the Board of Directors declares from time to time; to cast one vote per share on all matters to be voted upon by stockholders; and to share ratably in all assets remaining after the payment of liabilities in the event of liquidation, dissolution or winding up of L.A.M. The shares carry no preemptive rights. All shares offered under the Plans will, upon issuance by L.A.M. (and against receipt of the purchase price in the case of options), be fully paid and non-assessable.

                                     EXPERTS

      The financial statements as of December 31, 2000 and for each of the two years in the period ended December 31, 2000 incorporated by reference in this prospectus from L.A.M.'s annual report on Form 10-KSB have been audited by Rotenberg & Company, LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      With respect to the Independent Accountants' Reports on the unaudited interim financial information of L.A.M. Pharmaceutical Corp. for the three months ended March 31, 2001 and 2000 dated May 14, 2001, and for the six months ended June 30, 2001 and 2000 dated August 9, 2001, which are incorporated herein by reference, Rotenberg & Company, LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports and incorporated by reference herein, they did not audit and they did not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Rotenberg & Company, LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" on a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.